Exhibit 10.3

[EXECUTION VERSION]

SECURITY AGREEMENT

dated as of

November 12, 2014

among

AXOGEN, INC.,

AXOGEN CORPORATION,

Grantors from Time to Time Party Hereto

and

THREE PEAKS CAPITAL S.A.R.L.,

as Administrative Agent and Collateral Agent

Section 1.	Definitions, Etc.	1

1.01	Certain Uniform Commercial Code Terms	1
1.02	Additional Definitions	1
1.03	Other Defined Terms	3

Section 2.	Representations and Warranties	3

2.01	Organizational Matters; Enforceability, Etc.	3
2.02	Title	4
2.03	Names, Etc.	4
2.04	Changes in Circumstances	4
2.05	Pledged Shares	4
2.06	Promissory Notes	5
2.07	Intellectual Property	5
2.08	Deposit Accounts, Securities Accounts and Commodity Accounts	5
2.09	Commercial Tort Claims	6
2.10	Update of Schedules	6

Section 3.	Collateral	6

3.01	Granting Clause	6
3.02	Controlled Foreign Corporations	7

Section 4.	Further Assurances; Remedies	7

4.01	Delivery and Other Perfection	7
4.02	Other Financing Statements or Control	9
4.03	Preservation of Rights	9
4.04	Special Provisions Relating to Certain Collateral	9
4.05	Remedies	11
4.06	Deficiency	13
4.07	Locations; Names, Etc.	13
4.08	Private Sale	14
4.09	Application of Proceeds	14
4.10	Attorney in Fact	14
4.11	Perfection and Recordation	15
4.12	Termination	15
4.13	Further Assurances	15

Section 5.	Miscellaneous	15

5.01	Notices	15
5.02	No Waiver	15
5.03	Amendments, Etc.	15
5.04	Expenses	15
5.05	Successors and Assigns	16
5.06	Counterparts	16
5.07	Governing Law; Submission to Jurisdiction; Etc.	16
5.08	WAIVER OF JURY TRIAL	16
5.09	Captions	17
5.10	Agents and Attorneys in Fact	17
5.11	Severability	17
5.12	Additional Grantors	17

SCHEDULES AND EXHIBITS

Exhibit A	-	Form of Joinder
Schedule 1	-	Certain Grantor Information
Schedule 2	-	Pledged Shares
Schedule 3	-	Promissory Notes
Schedule 4	-	Copyrights, Copyright Registrations And Applications For Copyright Registrations
Schedule 5	-	Patents And Patent Applications
Schedule 6	-	Trade Names, Trademarks, Services Marks, Trademark And Service Mark Registrations And Applications For Trademark And Service Mark Registrations
Schedule 7	-	Deposit Accounts, Securities Accounts And Commodity Accounts
Schedule 8	-	Commercial Tort Claims

ii

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of November 12, 2014, among AXOGEN, INC., a Minnesota corporation (“Borrower”), AXOGEN CORPORATION, a Delaware corporation (“AC”; collectively with Borrower and each entity that becomes a “Grantor” hereunder as contemplated by Section 5.12, the “Grantors” and each, a “Grantor”), THREE PEAKS CAPITAL S.A.R.L., A LUXEMBOURG COMPANY (“Three Peaks”), as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for the Lenders and each other Secured Party (each as defined in the Loan Agreement referred to below).

WITNESSETH:

The Secured Parties have agreed to provide term loans to Borrower as provided in the Loan Agreement (as defined below).

Each Grantor (other than the Borrower) has guaranteed the obligations of Borrower to the Secured Parties under the Loan Agreement.

To induce the Secured Parties to extend credit under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant a security interest in the Collateral (as defined below) of such Grantor as security for the Secured Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.                                          Definitions, Etc.

1.01                        Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Check,” “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Encumbrance,” “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit”, “Proceeds,” “Promissory Note,” “Record” and “Supporting Obligation” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02                        Additional Definitions.  In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.01.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Excluded Asset” means:

(a)                                 any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral; and

(b)                                 to the extent any property is excluded from the Collateral solely by operation of Section 3.02, such property.

“Federal A/R Account” means any Deposit Account into which payments on Medicare or Medicaid accounts receivable, or other accounts receivable under which the Federal government is the account debtor, directly are paid (regardless of whether such Deposit Account is identified as such on Schedule 7).

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by any Grantor on the date hereof and identified in Schedule 2.

“Issuers” means, collectively, (a) the respective Persons identified on Schedule 2 under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Grantor, and (c) the issuer of any equity securities hereafter owned by any Grantor.

“Joinder” has the meaning specified in Section 5.12.

“Loan Agreement” means that certain term loan agreement, dated as of the date hereof, among Borrower, the Subsidiary Guarantors, the lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company, as administrative agent and collateral agent for the lenders and each other secured party, as such agreement is amended, supplemented, or otherwise modified, restated, extended, renewed, or replaced from time to time.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Pledged Property” means the Deposit Accounts, the Pledged Shares, the Securities Accounts, the Commodity Accounts and all or any part of any other present or future interests of any Grantors in Investment Property, including all of the present or future Security Entitlements of such Grantor as Entitlement Holders in respect of such Security Entitlements, all of the present or future Commodity Contracts of such Grantor as commodity customers in respect of such Commodity Contracts, all credit balances relating to such property, all Chattel Paper, Electronic Chattel Paper, Instruments and Letter Of Credit Rights of Grantors, and all other rights and benefits accruing to or arising in connection with such property, and all Proceeds of such property.

“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Issuer now or hereafter owned by any Grantor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Secured Obligations” means, with respect to each Grantor, the Obligations of such Grantor.

“Secured Parties” means each of the Persons listed on the signature pages hereto as “Secured Party” and their successors and assigns as Lenders under the Loan Agreement.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use thereof.

1.03                        Other Defined Terms.  All other capitalized terms used and not defined herein have the meanings ascribed to them in the Loan Agreement.

Section 2.                                          Representations and Warranties.  Each Grantor represents and warrants to the Secured Parties that:

2.01                        Organizational Matters; Enforceability, Etc.  (a)  Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (x) are within such Grantor’s powers and have been duly authorized by all necessary corporate or other action, (y) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (iii) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Grantor or any order of any governmental authority or court binding upon such Grantor or its property, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (v) except for the security interests created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of such Grantor.

(b)                                 This Agreement has been duly executed and delivered by such Grantor and constitutes, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.02                        Title.  (a)  Such Grantor is the sole beneficial owner of the Collateral in which it purports to grant a lien hereunder, and no lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person) other than Permitted Liens.

(b)                                 The security interest created or provided for herein constitutes a valid first-priority (subject to Permitted Priority Liens) perfected lien on such Collateral, subject, for the following Collateral, to the occurrence of the following: (i) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of a UCC financing statement naming such Grantor as debtor, the Secured Parties as secured parties, and listing all personal property as collateral, (ii) with respect to any Deposit Account, Securities Account or Commodity Account, the execution of agreements among such Grantor, the applicable financial institution and the Administrative Agent, effective to grant “control” (as defined in the UCC) over such Deposit Account, Securities Account or Commodity Account to the Administrative Agent, (iii) with respect to any Intellectual Property not described in the foregoing clause (i), the filing of this Security Agreement or a short-form security agreement with the applicable Intellectual Property office of the applicable government, and (iv) in the case of all certificated Shares, the delivery thereof to the Administrative Agent, properly endorsed for transfer to the Administrative Agent or in blank.

2.03                        Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Grantor as of the date hereof are correctly set forth in Schedule 1.  Schedule 1 correctly specifies the place of business of such Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor.

2.04                        Changes in Circumstances.  Such Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), or (b) except as specified in Schedule 1, heretofore changed its name.

2.05                        Pledged Shares.  (a)  The Initial Pledged Shares constitute (a) 100% of the issued and outstanding Shares of each Issuer (other than a Controlled Foreign Corporation) beneficially owned by such Grantor on the date hereof (other than any Shares held in a Securities Account referred to in Schedule 7), whether or not registered in the name of such Grantor and (b) in the case of each Issuer that is a Controlled Foreign Corporation, (i) 65% of the issued and outstanding shares of voting stock of such Issuer and (ii) 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer beneficially owned by such Grantor on the date hereof, in each case whether or not registered in the name of such Grantor.  Schedule 2 correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

(b)                                 The Initial Pledged Shares are, and all other Pledged Shares that in the future will constitute Collateral will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity).  None of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, bylaws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained in or expressly permitted under any Loan Document, including any Restrictive Agreement permitted under Section 9.11 of the Loan Agreement).

2.06                        Promissory Notes.  Schedule 3 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Schedule 7) held by such Grantor on the date hereof.

2.07                        Intellectual Property.  (a)  Schedules 4, 5 and 6, respectively, set forth a complete and correct list of all of the following owned by such Grantor on the date hereof (or, in the case of any supplement to said Schedules 4, 5 and 6, effecting a pledge thereof, as of the date of such supplement): (i) applied for or registered Copyrights, (ii) applied for or registered Patents, including the jurisdiction and patent number, (iii) applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date, and (iv) trade names.

(b)                                 Except pursuant to licenses and other user agreements entered into by such Grantor in the ordinary course of business that are listed in said Schedules 4, 5 and 6 (including as supplemented by any supplement effecting a pledge thereof), such Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Schedules 4, 5 and 6 (as so supplemented), and all registrations listed in said Schedules 4, 5 and 6 (as so supplemented) are, except as noted therein, in full force and effect.

(c)                                  Such Grantor owns and possesses the right to use all Copyrights, Patents and Trademarks listed on Schedules 4, 5 and 6, respectively.  To such Grantor’s knowledge, (i) except as set forth on Schedule 4, 5 or 6 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed on Schedule 4, 5 or 6 (as so supplemented), respectively, and (ii) such Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person.  No proceedings alleging such infringement have been instituted or are pending against such Grantor and no written claim against such Grantor has been received by such Grantor, alleging any such violation, except as may be set forth on Schedule 4, 5 or 6 (as so supplemented).

2.08                        Deposit Accounts, Securities Accounts and Commodity Accounts.  Schedule 7 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of such Grantor on the date hereof.

2.09                        Commercial Tort Claims.  Schedule 8 sets forth a complete and correct list of all commercial tort claims of such Grantor in existence on the date hereof.

2.10                        Update of Schedules.  Each of Schedules 1 through 8 may be updated by Borrower from time to time to insure the continued accuracy of the representations set forth in this Section 2 to be made on any upcoming date on which representations and warranties are made incorporation the information in such Schedule, by Borrower providing notice (attaching an amended and restated version of such Schedule) in accordance with Section 15.02 of the Loan Agreement.

Section 3.                                         Collateral.

3.01                        Granting Clause.  As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to Administrative Agent, for the benefit of the Secured Parties, as hereinafter provided a security interest in all of such Grantor’s right, title and interest in, to and under all of its property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation all of the following, but excluding all Excluded Assets (collectively, and subject to the proviso at the end of this Section 3.01, “Collateral”):

(a)                                 all Accounts:

(b)                                 all As-Extracted Collateral;

(c)                                  all Chattel Paper and other Records;

(d)                                 all Checks;

(e)                                  all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Schedule 8;

(f)                                   all Deposit Accounts;

(g)                                  all Documents;

(h)                                 all Encumbrances;

(i)                                     all Equipment;

(j)                                    all Fixtures;

(k)                                 all General Intangibles (including without limitation all agreements of any kind);

(l)                                     all Goods not otherwise described in this Section 3;

(m)                             all Instruments, including all Promissory Notes;

(n)                                 all Intellectual Property;

(o)                                 all Inventory;

(p)                                 all Letters of Credit and all Supporting Obligations;

(q)                                 all Investment Property not otherwise described in this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(r)                                    all Pledged Shares; and

(s)                                   all Proceeds of any of the foregoing, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor);

provided, however, that, nothing set forth in this Section 3.01 or any other provision of this Agreement or any other Loan Document shall at any time constitute the grant of a security interest in, or a Lien on, any Excluded Asset, none of which shall constitute Collateral.

3.02                        Controlled Foreign Corporations.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation in which it has any interest and (ii) if no adverse tax consequences to the applicable Grantor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of the capital stock or other ownership interests of such Controlled Foreign Corporation held by such Grantor.

Section 4.                                          Further Assurances; Remedies.  In furtherance of the grant of the security interest pursuant to Section 3, the Grantors hereby jointly and severally agree with the Secured Parties as follows:

4.01                        Delivery and Other Perfection.  Each Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Majority Lenders to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Parties to exercise and enforce their rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)                                 if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith (x) deliver to the Administrative Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Administrative Agent may deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b)                                 promptly from time to time deliver to the Administrative Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that (other than in the case of the Promissory Notes described in Schedule 3) until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, such Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Instrument delivered by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Administrative Agent, against trust receipt or like document);

(c)                                  (i)                                     promptly from time to time enter into such control agreements, each in form and substance acceptable to the Majority Lenders, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter Of Credit Rights, and will promptly furnish to the Administrative Agent true copies thereof; except with respect to Federal A/R Accounts;

(ii)                                  ensure that all Federal A/R Accounts are be subject to an arrangement whereby all funds on deposit therein automatically shall be swept at the end of each Business Day into an account over which Secured Parties have “control” (as defined in the UCC); and

(iii)                               (A) in the case of account debtors that make payments to such Grantor directly into an account, ensure that all such account debtors (1) other than Medicare, Medicaid or any other Federal government agency, are instructed to make such payments into a Deposit Account other than a Federal A/R Account, and (2) consisting of Medicare, Medicaid or any other Federal government agency, are instructed to make such payments into a Federal A/R Account, and (B) deposit all checks received directly by such Grantor from account debtors (1) other than Medicare, Medicaid or any other Federal government agency, into an account over which Secured Parties have “control” (as defined in the UCC), and (2) consisting of Medicare, Medicaid or any other Federal government agency, into a Federal A/R Account;

(d)                                 promptly from time to time upon the request of the Administrative Agent, (i)  execute and deliver such short-form security agreements as the Majority Lenders may deem necessary or desirable to protect the interests of the Secured Parties in respect of that portion of the Collateral consisting of Intellectual Property, and (ii) take such other action as the Majority Lenders may deem necessary or appropriate duly to record or otherwise perfect the security interest created hereunder in that portion of the Collateral consisting of Intellectual Property registered or located outside of the United States;

(e)                                  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Majority Lenders may require in order to reflect the security interests granted by this Agreement;

(f)                                   permit representatives of the Secured Parties, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Parties to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Majority Lenders may require; and

(g)                                  (i) promptly from time to time upon the request of the Majority Lenders, use commercially reasonable efforts to execute and deliver such real property security documents, landlord consents and collateral access agreements with respect to real Property owned or leased (as tenant) by such Grantor in the United States, and (ii) cause to be recorded in the appropriate real property records such documents delivered pursuant to this Section 4.01(h) as the Administrative Agent may deem necessary or appropriate.

4.02                        Other Financing Statements or Control.  Except as otherwise permitted under the Loan Documents, no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Parties are not named as the sole secured parties (except to the extent that such financing statement or instrument relates to a Permitted Lien), or (b) cause or permit any Person other than the Administrative Agent or the Secured Parties to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Securities Account, Commodity Account, Electronic Chattel Paper, Investment Property or Letter Of Credit Right constituting part of the Collateral.

4.03                        Preservation of Rights.  The Secured Parties shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04                        Special Provisions Relating to Certain Collateral.  (a)  Pledged Shares.

(i)                                     The Grantors will cause the Pledged Shares to constitute at all times (1) 100% of the total number of Shares of each Issuer (other than a Controlled Foreign Corporation) then outstanding owned by the Grantors and (2) in the case of any Issuer that is a Controlled Foreign Corporation, 65% of the total number of shares of voting stock of such Issuer and 100% of the total number of shares of all other classes of capital stock of such Issuer then issued and outstanding owned by the Grantors.

(ii)                                  Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Grantors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent and Secured Parties shall execute and deliver to the Grantors or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a)(ii).

(iii)                               Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv)                              After the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, whether or not the Secured Parties or any of them exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to them under applicable law or under this Agreement, the other Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Administrative Agent for distribution to the Secured Parties and retained by them as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is waived in writing by the Majority Lenders in accordance with the Loan Agreement, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Grantors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Grantors.

(b)                                 Intellectual Property.  (i)  For the purpose of enabling the Secured Parties to exercise rights and remedies under Section 4.05 at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, and the right to assign, license or sublicense, any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)                                  Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limits the rights of any Grantor to dispose of its property, until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors will be permitted to exploit, use, enjoy, protect, defend, enforce, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors and Administrative Agent shall not (other than in connection with an exercise of any right to protect Obligors’ rights under contracts and cure defaults) exploit, use, enjoy, protect, defend, enforce, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property.  In furtherance of the foregoing, until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Secured Parties or the Administrative Agent shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantors shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 4.04(b)(i) as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Grantors the license granted pursuant to Section 4.04(b)(i).  The exercise of rights and remedies under Section 4.05 by the Secured Parties shall not terminate the rights of the holders of any licenses, covenants not to sue or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this Section 4.04(b)(ii).

(c)                                  Chattel Paper.  The Grantors will (i) deliver to the Administrative Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Administrative Agent without the consent of the Administrative Agent would violate the rights of the Secured Parties.

(d)                                 Agreements.  Each Grantor shall ensure that all Material Agreements entered into after the date hereof (i) may be collaterally assigned to secure the Obligations, (ii) may, in the event of any exercise of remedies hereunder, be assigned to a purchaser in a foreclosure sale of all or any portion of the Collateral (subject to assumption by such purchaser of all obligations under such Material Agreement), (iii) provides for the delivery to Administrative Agent, for the benefit of the Lenders, of copies of any notices, warnings or their equivalent under such Material Agreement, (iv) permits the disclosure of all information to be provided thereunder to Administrative Agent and Lenders, to any assignee or prospective assignee described in the foregoing clause (iii), to any assignee or prospective assignee of Administrative Agent or any Lender, and to any company in the business of purchasing or financing financial assets, and (v) provides that, if such Grantor shall be in default thereunder, (A) Administrative Agent shall have the right (but not the obligation) to cause such default to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise to exercise any and all rights of such Grantor thereunder, as may be necessary to prevent or cure any default, and (B) Grantor’s counterparty thereunder waives such default for so long as it is receiving payments thereunder.  The provisions described in the preceding need not be included directly in such Material Agreement, but may be agreed by the applicable Material Agreement counterparty in a separate letter agreement.

4.05                        Remedies.  (a)  Rights and Remedies Generally upon Event of Default.  Upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Secured Parties shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Parties were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right).  Upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Administrative Agent may exercise, on behalf of all the Secured Parties, such rights and remedies of the Secured Parties described above; and without limiting the foregoing:

(i)                                     the Administrative Agent may, in their name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)                                  the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)                               the Administrative Agent may require the Grantors to notify (and each Grantor hereby authorizes the Administrative Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Parties hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Grantor they shall be held in trust by such Grantor for the benefit of the Secured Parties and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);

(iv)                              the Administrative Agent may require the Grantors to assemble the Collateral at such place or places, convenient to the Secured Parties and the Grantors, as the Administrative Agent may direct;

(v)                                 the Administrative Agent may require the Grantors to cause the Pledged Shares to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

(vi)                              the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Parties, Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Collateral consisting of Trademarks, the goodwill connected with and symbolized by the Trademarks subject to such disposition shall be included.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(vii)                           The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Administrative Agent in Section 4.04(b), shall be applied in accordance with Section 4.09.

(b)                                 Certain Securities Act Limitations.  The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)                                  Notice.  The Grantors agree that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

4.06                        Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the Grantors shall remain liable for any deficiency.

4.07                        Locations; Names, Etc.  No Grantor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Schedule 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral, unless in each case 30 days’ prior written notice has been provided to the Administrative Agent and such change is not otherwise restricted by the terms of any Loan Document.

4.08                        Private Sale.  The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner.  Each Grantor hereby waives any claims against the Administrative Agent, the Secured Parties or any of them arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent, the Secured Parties or any of them accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09                        Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent or the Secured Parties under this Section 4, shall be applied by the Administrative Agent or the Secured Parties (as the case may be):

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the Secured Parties and the fees and expenses of their agents and counsel, and all expenses incurred and advances made by the Secured Parties in connection therewith;

Next, to the indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) in such order as the Secured Parties in their sole discretion shall determine; and

Finally, to the payment to respective Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.10                        Attorney in Fact.  Without limiting any rights or powers granted by this Agreement to the Secured Parties, upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Administrative Agent (and any of its officers, employees or agents) hereby is appointed the attorney in fact of each Grantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; provided, however, that Administrative Agent may not endorse or assign any checks or accounts in the name of such Grantor from Medicare or Medicaid or any other Federal government obligor, absent a court order specifically authorizing such endorsement or assignment.

4.11                        Perfection and Recordation.  Each Grantor authorizes the Secured Parties to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

4.12                        Termination.  When all Secured Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been indefeasibly paid in full in cash, this Agreement automatically shall terminate, and the Secured Parties shall, upon request of Grantors, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(b), in each case, at Grantors’ sole expense.  The Secured Parties shall also, at the expense of such Grantor, execute and deliver to such Grantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12, in each case, at Grantors’ sole expense.

4.13                        Further Assurances.  Each Grantor agrees that, from time to time upon the written request of the Majority Lenders, such Grantor will execute and deliver such further documents and do such other acts and things as the Majority Lenders may request in order fully to effect the purposes of this Agreement.  The Secured Parties shall release any lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

Section 5.                                          Miscellaneous.

5.01                        Notices.  All notices, requests, consents and demands hereunder shall be delivered in accordance with Section 15.02 of the Loan Agreement.

5.02                        No Waiver.  No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03                        Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Majority Lenders (unless the consent of each Secured Party is required in accordance with Section 15.04 of the Loan Agreement).

5.04                        Expenses.

(a)                                 The Grantors shall pay or reimburse the Administrative Agent or the Secured Parties for costs and expenses in accordance with Section 15.03 of the Loan Agreement.

(b)                                 The Grantors shall hereby indemnify the Secured Parties, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties in accordance with Section 15.03(b) of the Loan Agreement.

5.05                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor, the Administrative Agent, the Administrative Agent and the Secured Parties (provided that no Grantor shall assign or transfer its rights or obligations hereunder unless consented to in writing by the Majority Lenders in accordance with the Loan Agreement).

5.06                        Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07                        Governing Law; Submission to Jurisdiction; Etc.  (a)  Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 Submission to Jurisdiction.  Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 5.07(b) is for the benefit of the Secured Parties only and, as a result, no Secured Party shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(c)                                  Waiver of Venue.  Each Grantor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.

(d)                                 Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.08                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

5.09                        Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10                        Agents and Attorneys in Fact.  The Secured Parties may employ agents and attorneys in fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

5.11                        Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.12                        Additional Grantors.  Additional Persons may from time to time after the date of this Agreement become Grantors under this Agreement by executing and delivering to the Administrative Agent a supplemental agreement (together with all schedules thereto, a “Joinder”) to this Agreement, in substantially the form attached hereto as Exhibit A.  Accordingly, upon the execution and delivery of any such Joinder by any such Person, such Person shall automatically and immediately, and without any further action on the part of any Person, become a “Grantor” under and for all purposes of this Agreement, and each of the Schedules hereto shall be supplemented in the manner specified in such Joinder.  In addition, upon the execution and delivery of any such Joinder, the new Grantor makes the representations and warranties set forth in Section 2.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

AXOGEN, INC., as Grantor

By	/s/ Karen Zaderej
Name: Karen Zaderej
Title: President and CEO

AXOGEN CORPORATION, as Grantor

By	/s/ Karen Zaderej
Name: Karen Zaderej
Title: President and CEO

S-1

THREE PEAKS CAPITAL S.A.R.L., as Administrative Agent

By	/s/ Andrew Rubinstein
Andrew Rubinstein
Manager

S-2

EXHIBIT A

to Security Agreement

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [                    ] by [NAME OF ADDITIONAL GRANTOR], a [                    ] corporation (the “Additional Grantor”), in favor of THREE PEAKS CAPITAL S.A.R.L., A LUXEMBOURG COMPANY (“Three Peaks”), as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for the Lenders and each other Secured Party (each as defined in the Loan Agreement referred to below).

A.                                    Reference is made to (i) the Term Loan Agreement, dated as of November 12, 2014 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Loan Agreement”), among AxoGen, Inc., a Minnesota corporation (“Borrower”), AxoGen Corporation, a Delaware corporation (“AC”), the other Grantors party thereto and the Secured Parties, and (ii) the Security Agreement, dated as of November 12, 2014 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Security Agreement”), among Borrower, AC, the other Grantors party thereto, Administrative Agent for the Lenders and each other Secured Party (each as defined in the Loan Agreement).

B.                                    Section 5.12 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Grantors under the Security Agreement by executing and delivering to the Secured Parties a supplemental agreement to the Security Agreement in the form of this Joinder.

C.                                    To induce the Secured Parties to maintain the term loans pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Grantor has agreed to execute and deliver (i) a Guarantee Assumption Agreement under the Loan Agreement, and (ii) this Joinder to the Secured Parties.

The Additional Grantor hereby agrees to become a “Grantor” for all purposes of the Security Agreement (and hereby supplements each of the Schedules to the Security Agreement in the manner specified in Appendix A hereto).  Without limitation, as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the Additional Grantor hereby pledges and grants to the Secured Parties as provided in Section 3 of the Security Agreement a security interest in all of the Additional Grantor’s right, title and interest in, to and under the Collateral of the Additional Grantor, in each case whether tangible or intangible, wherever located, and whether now owned by the Additional Grantor or hereafter acquired and whether now existing or hereafter coming into existence.  In addition, the Additional Grantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit A-1

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[INSERT NAME OF ADDITIONAL GRANTOR], as Grantor

By
Name:
Title:

THREE PEAKS CAPITAL S.A.R.L., as Administrative Agent

By
Name:
Title:

Exhibit A-2